MSPC
Certified Public Accountants and Advisors

An independent firm associated with
MOORE STEPHENS
INTERNATIONAL LIMITED

May 21, 2009

Securities and Exchange Commission
100 F Street, N.E.,
Washington, D.C. 20549

Commissioners:

We have read Yongye Biotechnology International, Inc.'s statements included under Item 4.01 of its Form 8-K filed on May 21, 2009, and we agree with such statements concerning our firm.

Very truly yours,

MSPC

MSPC Certified Public Accountants and Advisors, P.C.

www.mspc-cpa.com
546 5th Avenue, New York, NY 10036-5000 Tel 212 682-1234 Fax 212 687-8846
340 North Avenue, Cranford, NJ 07016-2496 Tel 908 272-7000 Fax 908 272-7101